                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Nucentrix Broadband Networks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                       NUCENTRIX BROADBAND NETWORKS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 28, 2002

     The Annual Meeting of Stockholders of Nucentrix Broadband Networks, Inc., will be held at 9:00 a.m., local time, on June 28, 2002, at the Hotel Inter-Continental, 15201 Dallas Parkway, Addison, Texas 75001 for the following purposes:

          1. To elect five (5) directors of Nucentrix, each to serve until the 2003 Annual Meeting of Stockholders of Nucentrix or until his successor is elected and qualified;

          2. To ratify the appointment of King Griffin & Adamson P.C. as the independent auditors for Nucentrix for the year ending December 31, 2002; and

          3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the proxy statement in which the above matters are described in more detail accompanies this Notice of Annual Meeting of Stockholders.

     Stockholders of record at the close of business on May 28, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of these stockholders will be available for examination at the offices of Nucentrix located at 4120 International Parkway, Suite 2000, Carrollton, Texas 75007 during normal business hours for ten days before the meeting.

     Please sign, date and return your proxy in the enclosed return envelope as promptly as possible. You may revoke your proxy at any time before the shares to which it relates are voted at the meeting.

                                            By Order of the Board of Directors,

                                            J. CURTIS HENDERSON
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

May 30, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS OF NUCENTRIX SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       NUCENTRIX BROADBAND NETWORKS, INC.
                     4120 INTERNATIONAL PARKWAY, SUITE 2000
                            CARROLLTON, TEXAS 75007

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 2002

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Nucentrix Broadband Networks, Inc., for use at the Annual Meeting of Stockholders of Nucentrix to be held at the Hotel Inter-Continental, 15201 Dallas Parkway, Addison, Texas 75001. The approximate date on which this proxy statement and accompanying proxy are first being sent to stockholders is May 31, 2002.

HOW IS THE COMMON STOCK OF NUCENTRIX VOTED AT THE ANNUAL MEETING?

     The common stock of Nucentrix can be voted at the Annual Meeting only if the holder is present or represented by proxy at the Annual Meeting.

WHAT IS THE RECORD DATE?

     The record date for the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 28, 2002.

WHAT ARE THE BOARD'S RECOMMENDATIONS ON THE PROPOSALS?

     The Board of Directors recommends a vote FOR each of the nominees and FOR the ratification of King Griffin & Adamson P.C. as independent auditors for the year ending December 31, 2002.

HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If your stock is registered in your name and you attend the meeting, you may deliver your completed proxy card in person at the meeting. If your shares are held by your broker or bank, in "street name," you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter. If your shares are held in street name and you would like to vote in person at the meeting, you must bring to the meeting a valid proxy from your broker or bank authorizing you to vote such shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes, you have the right to revoke your proxy at any time before it is exercised by giving written notice of the revocation to the Secretary of Nucentrix or by executing and delivering to Nucentrix a later-dated proxy. Your attendance at the Annual Meeting will not be effective to revoke the proxy unless written notice of revocation also has been delivered to the Secretary of Nucentrix before the proxy is exercised at the meeting.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, ComputerShare Investor Services at (303) 262-0600, or, if your shares are held in "street name," by contacting the broker or bank who holds your shares.

WHO IS ENTITLED TO VOTE?

     The only class of outstanding voting securities of Nucentrix is common stock. As of the close of business on the record date, there were 10,402,814 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock of record at the close of business on the record date are entitled to one vote for each share held on all matters submitted to a vote of stockholders at the Annual Meeting or any adjournment of the meeting. The holders of shares of common stock do not have cumulative voting rights.

WHAT IS A QUORUM?

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, either in person or by proxy, a majority in interest of the stockholders entitled to vote who are present in person or by proxy or, if no stockholders entitled to vote are present at the meeting, any officer entitled to preside at, or act as secretary of, the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present in person or by proxy, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

HOW WILL THE VOTES BE COUNTED?

     Votes cast by proxy will be tabulated by an automated system administered by our transfer agent and votes cast in person at the Annual Meeting will be tabulated by hand by our transfer agent and, collectively, these votes will determine whether or not a quorum is present. Abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are tabulated separately, with abstentions counted in tabulations of the votes cast on a proposal for purposes of determining whether a proposal has been approved while broker non-votes relating to a proposal are not counted as a vote cast with respect to that proposal.

WHAT IS REQUIRED TO APPROVE EACH PROPOSAL?

     The election of directors will be determined by plurality vote. The ratification of the appointment of King Griffin & Adamson P.C. requires the approval of a majority of the outstanding shares of common stock that are present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. Therefore, abstentions will have a neutral effect on the election of directors and will have the effect of votes against the proposal to ratify the selection of independent auditors, whereas broker non-votes will have a neutral effect on the election of directors and the proposal to ratify the selection of independent auditors.

HOW WILL MY SHARES BE VOTED IF I RETURN MY PROXY WITHOUT INSTRUCTIONS?

     Shares represented by each proxy that is properly executed and returned and upon which no contrary instructions are indicated about a specified matter will be voted as follows:

     - FOR the election of the five (5) persons named in this proxy statement as the nominees of the Board of Directors of Nucentrix for election to the Board of Directors,

     - FOR the ratification of the appointment of King Griffin & Adamson P.C. as the independent auditors for Nucentrix for the year ending December 31, 2002, and

     - in accordance with the discretion of the holders of the proxy on any other business that properly comes before the stockholders at the Annual Meeting.

     The Board of Directors currently is not aware of any other business that may come before the stockholders at the Annual Meeting. However, under the circumstances permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, the Board of Directors will have discretionary voting authority with respect to proxies submitted for the 2002 Annual Meeting on any matter, without including any discussion of the matter in this proxy statement, for which notice was not provided to Nucentrix by May 26, 2002.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of five (5) members. The Board of Directors has designated the following nominees for election as directors of Nucentrix, with their terms to expire at the Annual Meeting of Stockholders in 2003 or until their successors are elected and qualified:

                               Carroll D. McHenry
                                Richard B. Gold
                               Steven D. Scheiwe
                                 Neil S. Subin
                                R. Ted Weschler

     Each nominee currently is a director of Nucentrix. For information about each nominee, see "Directors and Executive Officers" below.

     If any nominee named in this proxy statement for the office of director becomes unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election, in his stead, of any other person whom the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THESE NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of Nucentrix and their ages as of May 28, 2002, are given below.

NAME                                     AGE              POSITION(S) HELD
----                                     ---              ----------------
Carroll D. McHenry....................   59    Chairman of the Board, President,
                                               Chief Executive Officer and Director
J. David Darnell(1)...................   56    Senior Vice President and Chief
                                               Financial Officer
J. Curtis Henderson...................   39    Senior Vice President, General Counsel
                                                 and Secretary
Frank H. Hosea........................   52    Senior Vice President -- Video
                                               Operations
Russell A. Wiseman....................   38    Senior Vice President -- Internet
                                                 Operations
Richard B. Gold.......................   47    Director
Steven D. Scheiwe.....................   41    Director
Neil S. Subin.........................   37    Director
R. Ted Weschler.......................   41    Director

---------------

(1) Nucentrix has announced that Mr. Darnell will resign his position with the Company, effective June 11, 2002, to accept a position with another company.

     There are no understandings or arrangements under which any current member of the board is serving or is entitled to serve on the board.

     Carroll D. McHenry joined Nucentrix as Chairman of the Board, President, Chief Executive Officer, and Acting Chief Financial Officer in April 1997. Mr. McHenry currently serves as Chairman of the Board, President and Chief Executive Officer. Prior to joining Nucentrix, Mr. McHenry was a senior executive at Alltel, a national communications holding company, most recently serving as President of Alltel's Communications Services Group, and serving as President of Alltel Mobile Communications, Inc. from July 1992 to May 1995. From 1991 to 1992, Mr. McHenry was Vice President of Cellular Business Development at Qualcomm, Inc. From 1989 to 1991, Mr. McHenry was Chairman of the Board, President and Chief Executive Officer of Celluland, Inc., a franchiser of cellular telephone stores. From 1980 to 1989, Mr. McHenry served in various capacities with Mobile Communications Corporation of America ("MCCA") and as President and Chief Executive Officer of American Cellular Communications, a joint venture between MCCA and BellSouth.

     J. David Darnell joined Nucentrix in November 2000 as Senior Vice President and Chief Financial Officer. From November 1997 to October 2000, Mr. Darnell served as Senior Vice President and Chief Financial Officer of ILD Telecommunications, Inc., a nationwide facilities-based provider of prepaid phone services and telecommunications outsourcing services. From October 1993 to October 1997, Mr. Darnell was Senior Vice President, Finance and Chief Financial Officer for SA Telecommunications, Inc., a publicly-held full service interexchange carrier which, in November 1997, after Mr. Darnell joined ILD, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to his service at ILD and SA Telecom, Mr. Darnell served as Chief Financial Officer of Messagephone, Inc., a telecommunications technology and intellectual property firm, from 1990 to 1993. Before that, Mr. Darnell served as a financial executive in several other industries, including insurance, transportation, manufacturing, and real estate. Mr. Darnell is a member of the Board of Directors of INTAC International, Inc., a strategic investor and distributor of wireless products in the Asia-Pacific region. Mr. Darnell began his career in public accounting at Ernst & Young and is a certified public accountant.

     J. Curtis Henderson joined Nucentrix in May 1996 as Vice President, General Counsel and Secretary. In September 1998, Mr. Henderson was appointed Senior Vice President. From July 1994 to April 1996, Mr. Henderson was Senior Vice President, General Counsel and Secretary of ZuZu, Inc., a restaurant and franchising company in Dallas, Texas. Prior to his employment at ZuZu, Mr. Henderson practiced law in the Corporate and Securities section of the Dallas law firm of Locke Purnell Rain Harrell.

     Frank H. Hosea joined Nucentrix in November 1998 as Senior Vice
President -- Video Operations. From June 1996 to November 1998, Mr. Hosea was Senior Vice President and Chief Operating Officer for CS Wireless. From July 1995 to June 1996, Mr. Hosea was a marketing and operations consultant for Time Warner. From February 1990 to July 1995, Mr. Hosea was Vice President of Sales Field Marketing for KBLCOM, Inc., a division of Time Warner and Houston Industries.

     Russell A. Wiseman joined Nucentrix in April 2000 as Senior Vice
President -- Internet Operations. Before joining Nucentrix, Mr. Wiseman was employed by FlashNet Communications, a national Internet Service Provider, serving as Executive Vice President and Chief Sales and Marketing Officer from January 1999 to August 1999, and Executive Vice President and Chief Operating Officer from August 1999 to March 2000. From July 1997 to December 1998, Mr. Wiseman was employed by PrimeCo Personal Communications, a wireless phone service company, first as Vice President -- Strategic Planning and later as Vice President -- Corporate Marketing and Strategy Officer. Before joining PrimeCo, Mr. Wiseman was employed by PA Consulting Group, an international management and technology consulting firm, serving as a Consultant and Principal Consultant from June 1992 to December 1994, Managing Consultant from January 1995 to April 1995, and Managing Consultant/Group Leader -- Telecommunications Practice from April 1995 to June 1997. From June 1986 to May 1992, Mr. Wiseman was employed by NYNEX Corporation in network engineering and corporate planning positions.

     Richard B. Gold became a director of Nucentrix in April 1999. Mr. Gold has been the President and Chief Executive Officer of Genoa Corporation, a privately-held optical communications equipment company, since January 1999. Between November 1991 and December 1998, Mr. Gold held various senior-level executive positions with Pacific Monolithics, Inc., a supplier of wireless communications equipment, including Vice President -- Engineering, Chief Operating Officer and, from January 1997 through December 1998, President and Chief Executive Officer. In October 1998, Pacific Monolithics filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Gold is a member of the Audit Committee of the Board of Directors. Mr. Gold currently is a member of the Board of Directors of California Amplifier, Inc., a manufacturer of commercial satellite and microwave wireless access products.

     Steven D. Scheiwe has been a director of Nucentrix since May 2001. Mr. Scheiwe currently is President of ONTRAC Advisors, Inc., a consulting firm providing analysis and management services to private investment funds, equity groups and companies. Mr. Scheiwe was the Chief Executive Officer and a director of Teletrac, Inc., a provider of fleet management services using two-way wireless messaging, from April 1999 to May 2001. From January 1996 to April 1999, Mr. Scheiwe was Vice President, General Counsel and Secretary of Teletrac. In June 1999, Teletrac filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. From May 1988 to December 1995, Mr. Scheiwe was General Counsel and Secretary for Premiere Page, Inc., a provider of radio paging services. Mr. Scheiwe is a member of the Audit Committee of the Board of Directors. Mr. Scheiwe currently is a director of Neff Corp., one of the leading equipment rental companies in the United States.

     Neil S. Subin became a director of Nucentrix in April 1999. Mr. Subin founded and has been the Managing Director and President of Trendex Capital Management, a private hedge fund, since 1991. Prior to forming Trendex, Mr. Subin was a private investor from 1988 to 1991 and was an associate with Oppenheimer & Co. from 1986 to 1988. Mr. Subin is Chairman of the Audit Committee, and a member of the Compensation Committee, of the Board of Directors. Mr. Subin currently is a member of the Board of Directors of Dynacore Holdings, a developer of e-commerce and other Internet-related products, and First Avenue Networks, Inc. (formerly Advanced Radio Telecom Corp.), a wireless communications company.

     R. Ted Weschler became a director of Nucentrix in April 1999. Mr. Weschler has been the Managing Partner of Peninsula Capital Advisors, LLC, a private investment management firm in Charlottesville, Virginia, since January 2000. From 1989 to 1999, Mr. Weschler was an executive officer of Quad-C, Inc., a Charlottesville, Virginia-based investment firm. Mr. Weschler currently is a member of the Boards of Directors of WSFS Financial Corporation, a thrift holding company based in Wilmington, Delaware, Virginia National Bank, a national banking association, and is Chairman of the Board of Directors of First Avenue Networks. Mr. Weschler previously served as a director of American Quality Cable, Applied Video

Technologies and Wireless Cable of Atlanta, all of which were involved in the MMDS industry. Prior to the formation of Quad-C, Mr. Weschler was employed by W.
R. Grace & Co. as a special projects assistant to both the Vice Chairman and Chief Executive Officer of Grace, focusing on acquisitions and divestitures in Grace's restaurant, retailing, healthcare, natural resources, and chemical operations. Mr. Weschler is Chairman of the Compensation Committee of the Board of Directors.

     Executive officers of Nucentrix are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Employment agreements with the executive officers are described in "Management Compensation -- Employment Agreements and Change in Control Arrangements." There are no family relationships between members of the Board of Directors or any executive officers of Nucentrix.

MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

     The Audit Committee consists of Neil Subin (Chairman), Richard Gold and Steven Scheiwe. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal controls, auditing, and regulatory compliance. During 2001, the Audit Committee met seven times.

     The Compensation Committee consists of Ted Weschler (Chairman) and Neil Subin. The Compensation Committee's primary function is to oversee the administration of executive compensation matters. In performing this function, the committee sets annual base and cash bonus compensation levels of executive officers, establishes and administers Nucentrix's compensation policies and practices, administers Nucentrix's stock option and incentive compensation plans, and supervises the administration of Nucentrix's other employee benefit plans. During 2001, the Compensation Committee met two times.

     During 2001, the Board of Directors held eight meetings. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings of committees of the Board of Directors on which the director served during 2001.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

BOARD COMPENSATION

     Cash Compensation. Each of our non-employee directors receives an annual cash retainer of $5,000 for service as a director, and reimbursement of all ordinary and necessary expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors. Employees of Nucentrix who also serve as members of the Board of Directors do not receive any additional compensation for service as a director, but are reimbursed for expenses.

     Stock Option Awards. Each of our non-employee directors also is eligible to participate in our 1999 Share Incentive Plan at the discretion of the Compensation Committee and on terms and conditions as established by the Compensation Committee. In addition, as part of Nucentrix's plan of reorganization, which became effective in April 1999, each non-employee director of Nucentrix who was serving on the Board of Nucentrix on April 1, 1999, was granted options to purchase 2,000 shares of common stock on April 1, 1999, at an exercise price of $12.50 per share. In addition, each of these non-employee directors became entitled to receive an automatic grant of options to purchase 1,000 shares of common stock on April 1 of each of 2000, 2001, 2002, 2003, and 2004, as long as they are still serving on our Board as of the date of grant. The exercise price for these options is or will be, as applicable, the fair market value of our common stock on the date of grant or, if that date is not a trading day, on the last trading day before the date of grant. Messrs. Gold, Subin and Weschler were serving on the Board of Directors on April 1, 1999, and, therefore, are entitled to receive these options. Options granted to these Board members for 2000, 2001 and 2002 have an exercise price of $29.50, $12.375 and $8.17, respectively. All options that were previously granted and that will be granted in the future to these non-employee directors in connection with our plan of reorganization vest upon our common stock reaching certain stock price objectives for 20 consecutive trading days after the date of grant as follows: (i) 20% if the price is at or above $16.50, (ii) 40% if the price is at or above $20.80, (iii) 60% if the price is at or above $25.00, (iv) 80% if the price is at or above $28.61, and (iv) 100% if the price is at or above $31.10. The options also immediately vest and become exercisable upon a change in control of Nucentrix, as discussed later in this proxy statement under "Employment Agreements and Change in Control
Arrangements -- 1999 Share Incentive Plan."

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the total compensation awarded to, earned by or paid by Nucentrix to its Chief Executive Officer and its four most highly compensated executive officers who were serving as executive officers at the end of Nucentrix's last completed fiscal year for services rendered in all capacities to Nucentrix during Nucentrix's fiscal years ended December 31, 2001, 2000 and 1999. In this proxy statement, we refer to the individuals listed below as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION          --------------------------
                                    ---------------------------------   RESTRICTED    SECURITIES
                                                         OTHER ANNUAL     STOCK       UNDERLYING      ALL OTHER
                                    SALARY      BONUS    COMPENSATION     AWARDS     OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)        ($)(1)         ($)            (#)           ($)(2)
---------------------------  ----   -------    -------   ------------   ----------   -------------   ------------
Carroll D. McHenry........   2001   300,000    213,750         --            --              --         2,827
  Chairman, President and    2000   300,000         --         --            --              --            --
  Chief Executive Officer    1999   300,000    187,500         --            --         300,000            --
J. David Darnell(3).......   2001   165,000     73,631         --            --          20,000         2,158
  Senior Vice President and  2000    24,115(4)  10,000(5)       --           --          80,000            --
  Chief Financial Officer
J. Curtis Henderson.......   2001   185,000     92,269         --            --          30,000         1,138
  Senior Vice President and  2000   172,446     25,000         --            --              --            --
  General Counsel            1999   158,400    139,500(6)       --           --          70,000            --
Frank H. Hosea............   2001   175,000     91,875         --            --          20,000         2,558
  Senior Vice President --   2000   157,692     25,000         --            --              --            --
  Video Operations           1999   150,000     78,750         --            --          50,000            --
Russell A. Wiseman........   2001   175,000     59,719         --            --          20,000            --
  Senior Vice President --   2000   112,885(7)  30,000(8)       --           --         100,000            --
  Internet Operations

---------------

(1) While the Named Executive Officer may have received certain perquisites for the year, these perquisites did not exceed the lesser of $50,000 or 10% of his or her salary and bonus for the year.

(2) Represents Nucentrix's 401(k) Plan contributions.

(3) Nucentrix has announced that Mr. Darnell will resign his position with the Company, effective June 11, 2002, to accept a position with another company.

(4) Mr. Darnell joined Nucentrix in November 2000 at an annual base salary of $165,000.

(5) Incentive bonus paid in connection with Mr. Darnell's hiring.

(6) Includes $39,500 paid in 1999 under an employee retention program.

(7) Mr. Wiseman joined Nucentrix in April 2000 at an annual base salary of $175,000.

(8) Includes $15,000 incentive bonus paid in connection with Mr. Wiseman's hiring.

     The following table provides information regarding stock options granted during 2001 to each of the Named Executive Officers. No stock appreciation rights were granted during 2001.

                           OPTION/SAR GRANTS IN 2001

                                                                                     POTENTIAL REALIZABLE
                                             PERCENT OF                                VALUE AT ASSUMED
                              NUMBER OF        TOTAL                                 ANNUAL RATES AT STOCK
                              SECURITIES    OPTIONS/SARS   EXERCISE                 PRICE APPRECIATION FOR
                              UNDERLYING     GRANTED TO     OR BASE                     OPTION TERM(1)
                             OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                          GRANTED(#)    FISCAL YEAR    ($/SH)(2)      DATE        5%($)        10%($)
----                         ------------   ------------   ---------   ----------   ----------   ----------
J. David Darnell...........   20,000(3)         15%          $9.68      5/01/08       78,800      183,600
J. Curtis Henderson........   30,000(3)         23%          $9.68      5/01/08      118,200      275,400
Frank H. Hosea.............   20,000(3)         15%          $9.68      5/01/08       78,800      183,600
Russell A. Wiseman.........   20,000(3)         15%          $9.68      5/01/08       78,800      183,600

---------------

(1) Potential realizable value is based on the assumption that the price of our common stock will appreciate at the rates shown above, compounded annually, from the date of grant until the end of the option term. The values are calculated according to the rules of the Securities and Exchange Commission, and do not reflect our estimate of future prices of our common stock.

(2) The closing price of our common stock as reported on The Nasdaq Stock Market on the date of grant.

(3) These stock options vest and become exercisable in increments of 20% on each of the first five anniversaries of the date of grant, May 1, 2001. These options also immediately vest and become exercisable in the event of a change in control of Nucentrix, as discussed later in this proxy statement under "Employment Agreements and Change in Control Arrangements -- 1999 Share Incentive Plan."

     The following table provides information about the exercise of options to purchase our common stock in 2001, and the number and value of unexercised options, for the Named Executive Officers as of December 31, 2001. No stock appreciation rights have been granted.

     AGGREGATED OPTION/SAR EXERCISES IN 2001 AND YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                        SHARES ACQUIRED      VALUE        DECEMBER 31, 2001(#)        AT DECEMBER 31, 2001($)
NAME                    ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                    ---------------   -----------   -------------------------   ----------------------------
Carroll D. McHenry....         0               0             240,060/59,940                        0/0
J. David Darnell......         0               0              16,000/84,000                   0/26,400
J. Curtis Henderson...         0               0              56,014/43,986                   0/39,600
Frank H. Hosea........         0               0              35,000/35,000                   0/26,400
Russell A. Wiseman....         0               0              8,000/112,000                   0/26,400

---------------

(1) Based on the closing price ($11.00) of our common stock on December 31, 2001, as reported on The Nasdaq Stock Market.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding all equity compensation plans as of December 31, 2001, that provide for the award of securities or grant of options, warrants or rights to purchase securities of Nucentrix to employees or any other person.

                                                                              (c)Number of Securities
                                                          (b)Weighted-        Remaining Available for
                         (a)Number of Securities to     Average Exercise       Future Issuance Under
                         be Issued Upon Exercise of   Price of Outstanding   Equity Compensation Plans
                            Outstanding Options,       Options, Warrants       (Excluding Securities
Plan Category               Warrants and Rights            and Rights        Reflected in Column (a))
-------------            --------------------------   --------------------   -------------------------
Equity Compensation
  Plans Approved by
  Security Holders.....           796,100                    $14.75                   298,448
Equity Compensation
  Plans Not Approved by
  Security Holders.....                 0                       N/A                         0
Total..................           796,100                    $14.75                   298,448

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

 Employment Agreements

     Carroll D. McHenry. Nucentrix entered into an employment agreement with Carroll McHenry for a term of three years, effective as of March 6, 1998. Under the employment agreement, Nucentrix has agreed to pay Mr. McHenry an annual base salary of not less than $300,000. On each anniversary of the effective date of the agreement, the term is automatically extended for one additional year unless Nucentrix or Mr. McHenry elects not to extend the term by notifying the other party at least 90 days before the applicable anniversary of the effective date. Under the employment agreement, if Mr. McHenry's employment is terminated by Nucentrix other than for cause, as defined in the employment agreement, or on account of Mr. McHenry's death or permanent disability, or if Mr. McHenry resigns for good reason, as defined in the employment agreement, then Nucentrix has agreed to pay Mr. McHenry a severance payment equal to his then-current annual base salary, excluding any bonuses, for the balance of the term of his employment agreement.

     Other Named Executive Officers. Nucentrix also has entered into employment agreements with each of Curtis Henderson and Frank Hosea. Mr. Henderson's employment agreement became effective on April 8, 1998. Mr. Hosea's employment agreement became effective on November 3, 1998. Each of these employment agreements is for a term of two years from their respective effective dates. Under the employment agreements, Nucentrix has agreed to pay each officer an annual base salary of not less than: Mr. Henderson -- $144,000, Mr.
Hosea -- $150,000.

     On each anniversary of the effective date of each employment agreement, the term is automatically extended for one additional year unless Nucentrix or the respective officer elects not to extend the agreement by notifying the other party at least 90 days before the applicable anniversary of the effective date. Under each employment agreement, if the officer's employment is terminated by Nucentrix other than for cause, as defined in each employment agreement, or on account of the officer's death or permanent disability, or if the officer resigns for good reason, as defined in each employment agreement, then Nucentrix is required to pay the officer a severance payment equal to his or her then-current annual base salary, excluding any bonuses, for the balance of the term of the officer's employment agreement.

     Each of the employment agreements discussed above provides that the officer will be entitled to participate in the Nucentrix Performance Incentive Compensation Plan and other bonus plans, if any, as the Board of Directors or the Compensation Committee may specify. The officers also are eligible, independent of the employment agreements, to participate in and receive awards under Nucentrix's 1999 Share Incentive Plan and to receive discretionary bonuses, if any, as from time to time approved by the Compensation Committee.

  1999 Share Incentive Plan

     The 1999 Share Incentive Plan provides for the granting of stock options and stock appreciation rights for non-employee directors, officers and key employees of, and consultants to, Nucentrix and its subsidiaries. In 2001, Nucentrix granted nonqualified stock options to the Named Executive Officers as described in the "Option/SAR Grants in 2001" table.

     Under the 1999 Share Incentive Plan, upon a change in control of Nucentrix, all outstanding stock options and stock appreciation rights will immediately vest and become exercisable and all performance targets relating to outstanding benefits shall be deemed to have been satisfied as of the time of a change in control. Under the 1999 Share Incentive Plan, a "change in control" of Nucentrix occurs upon any of four situations:

     - any person (other than an employee benefit plan of Nucentrix) acquires 50% or more of the combined voting power of Nucentrix's outstanding securities then entitled to vote for the election of directors,

     - during any period of two consecutive years, the individuals who at the beginning of the period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as defined below) cease for any reason to constitute at least a majority of the Board of Directors,

     - Nucentrix's stockholders approve a sale of all or substantially all of the assets of Nucentrix, or

     - Nucentrix's stockholders approve any merger, consolidation or like business combination or reorganization of Nucentrix, the consummation of which would result in the occurrence of any event described in the first and second bullet points above, and such transaction shall have been consummated.

     "Continuing Directors" means the directors of Nucentrix in office on April 1, 1999, and any successor to any director and any additional director who after April 1, 1999, was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection. All current directors and director nominees qualify as Continuing Directors.

     The Compensation Committee, in its discretion, also may determine that, upon the occurrence of a change in control of Nucentrix, each outstanding benefit will terminate within a specified number of days after notice to the holder, and that the holder also receive with respect to each share of common stock that is subject to the benefit an amount equal to the excess fair market value of the share of common stock immediately before the occurrence of the change in control over the exercise price per share of the benefit.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Weschler, Subin and Terry S. Parker served as members of the Compensation Committee during 2001. Mr. Parker retired from our Board after the 2001 Annual Meeting. During 2001, none of Nucentrix's executive officers served on the board of directors or compensation committee of any entities whose directors or officers serve on Nucentrix's Board of Directors or Compensation Committee. No current or past executive officers or employees of Nucentrix serve on our Compensation Committee.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has overall responsibility for compensation actions affecting Nucentrix's executive officers. The Compensation Committee's duties include approving base salaries, setting incentive compensation targets and discretionary bonus amounts, and administering executive compensation plans.

  General Compensation Philosophy

     The Compensation Committee believes that compensation to Nucentrix's executive officers should be designed to encourage and reward management's efforts to preserve, develop and enhance Nucentrix's broadband wireless assets and to maximize stockholder value. Compensation criteria are evaluated annually to ensure that they are appropriate and consistent with Nucentrix's business and strategic objectives. Nucentrix's compensation policies and programs are intended to:

     - ensure competitive levels of compensation to allow us to attract and retain superior executive talent, and motivate those executives to successfully lead Nucentrix in a competitive industry that is subject to rapid technology changes,

     - align executive compensation with sustainable increases in and the preservation of stockholder value, and

     - provide a compensation package that is contingent upon and recognizes individual performance as well as the attainment of business objectives and overall business results.

  Components of Compensation

     The key elements of Nucentrix's executive compensation program are base salary, annual cash bonuses and equity incentive compensation. These elements are addressed separately.

     Except for bonuses determined under the performance incentive compensation plan described below, the Compensation Committee does not use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive's total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer.

  Executive Officer Compensation

     Base Salaries. Three of the Named Executive Officers have an employment agreement that provides for minimum annual base salaries. The Compensation Committee reviews the base salary of each of our executive officers annually, and makes adjustments for executive officers other than the Chief Executive Officer based primarily on the recommendations of the Chief Executive Officer. In reviewing base salaries, the Compensation Committee and Chief Executive Officer consider a variety of factors, including:

     - each executive's then-current responsibilities, specific experience and performance,

     - competitive compensation practices at other similarly situated companies, and

     - the executive's overall contribution to the business and strategic objectives of Nucentrix.

     Bonus. Effective January 1, 1998, Nucentrix adopted a performance incentive compensation plan. The performance incentive compensation plan provides incentive compensation opportunities to Nucentrix's executive officers and other key employees based on achievement of predetermined financial and strategic objectives. For each plan year the Compensation Committee, based on recommendations of the Chief Executive Officer:

     - determines the executive officers of Nucentrix entitled to participate in the plan,

     - determines each participant's target award amount, expressed as a percentage of base salary,

     - establishes financial and strategic objectives for each participant relating to Nucentrix and Nucentrix's Internet and wireless cable business units, as applicable,

     - may also establish individual performance objectives for each plan participant, which may be objective or subjective, and

     - establishes one or more formulas for determining the amount of awards for the plan year based on the extent of attainment of these objectives.

     Under the performance incentive compensation plan, bonus awards for the executive officers other than the Chief Executive Officer currently are targeted at 35% of the executive's annual base salary. After the financial, strategic and, if applicable, individual performance objectives are established for a plan year, each plan participant is notified of the objectives applicable to that participant, the specific weighting assigned to each objective for that plan participant (if weighting is assigned) and the levels of attainment required to earn a bonus award. Bonus awards may range from 50% to 150% of the target award amount, subject to attaining minimum levels of the objectives. After the end of a plan year, each participant's bonus amount is then determined by multiplying the participant's target award amount by the percentage applicable to the level of attainment of the participant's objectives for the plan year, giving effect to relative weighting of the objectives if applicable. If minimum levels of attainment for a particular objective are not achieved, then no bonus will be paid to the plan participant with respect to that objective.

     For 2001, financial, strategic and individual performance objectives, as well as specific weighting for each objective (expressed as a percentage and totaling 100% for each plan participant), were established for each executive officer. These objectives related to two or more of the following areas for each individual: (1) cash management, (2) operating cash flow, (3) obtaining new radio spectrum licenses granted by the Federal Communications Commission, (4) preservation of existing spectrum resources, (5) assessment of alternative technologies for spectrum deployment, and (6) raising of additional capital. The weighting assigned to each of these objectives varied by executive officer, depending upon individual responsibilities, and ranged from 5% to 60% for each objective. The levels of attainment for each objective were then established that were necessary to achieve 50% of target bonus, 100% of target bonus and 150% of target bonus.

     In determining each participant's bonus amount for 2001, each participant's target award amount was multiplied by the percentage applicable to the level of attainment of each objective, and the resulting product was multiplied by the relative weight of that objective. For example, if the executive officer had a target bonus of $50,000, an objective was attained at the 150% level and that objective was weighted at 25%, then the participant's bonus earned with respect to that objective would be calculated as follows: $50,000 multiplied by 150% (the percentage of bonus attributed to the level of attainment) multiplied by 25% (relative weighting), resulting in $18,750 in bonus earned with respect to that particular objective. This process was repeated for each objective and the resulting bonus amounts were aggregated for determining a participant's bonus for 2001.

     Based upon the level of attainment of the executive officers' individual objectives as described above, the Compensation Committee granted performance bonuses for 2001 to the following executive officers: Mr. Darnell -- $73,631, Mr. Henderson -- $92,269, Mr. Hosea -- $91,875, and Mr. Wiseman -- $59,719.

     In addition to the bonuses paid under the performance incentive compensation plan, the Compensation Committee may grant discretionary annual cash bonuses to executive officers, other than the Chief Executive Officer, based primarily upon the recommendations of the Chief Executive Officer. No discretionary bonuses were awarded for 2001.

     Equity Incentive Compensation. The Compensation Committee believes that equity ownership by management is beneficial in aligning management's and stockholders' interests with the enhancement of stockholder value. The 1999 Share Incentive Plan facilitates equity ownership by management.

     Through the 1999 Share Incentive Plan, Nucentrix has used stock options, and has the ability to use stock appreciation rights, as components of executive compensation to:

     - ensure external competitiveness of the total executive compensation package,

     - motivate executives to improve long-term stock performance,

     - encourage equity ownership of Nucentrix by executive officers, and

     - align the interest of executive officers with the enhancement of stockholder value.

     In granting stock options under the plan, the Compensation Committee considers:

     - the total number of shares available for future grants under the plan,

     - prior grants outstanding and estimated requirements for future grants,

     - each participant's position and scope of responsibilities,

     - the strategic and operational objectives of Nucentrix and the expected future performance of each participant to achieve these objectives, and

     - the number of options, if any, held by each participant.

     Using these factors, in 2001 the Compensation Committee approved stock option grants for the Named Executive Officers (except for the Chief Executive Officer) for 90,000 shares of common stock. Consistent with the objective that stock options provide a long-term incentive, all of these options were granted with an exercise price equal to the closing price of our common stock as reported in The Nasdaq Stock Market on the date of grant and vest in equal proportions over five years.

  Chief Executive Officer Compensation

     The 2001 base compensation of Mr. McHenry was governed by the terms of the employment agreement entered into between Mr. McHenry and Nucentrix in March 1998. Under the employment agreement, Nucentrix has agreed to pay Mr. McHenry an annual base salary of not less than $300,000. See "Management
Compensation -- Employment Agreements and Change in Control Arrangements."

     Mr. McHenry also is eligible to receive cash bonuses under the performance incentive compensation plan, as well as discretionary cash bonuses. Under the performance incentive compensation plan, the target bonus award for Mr. McHenry for 2001 was set at 50% of his annual base salary, and was determined as described above under "Executive Officer Compensation." The weighting assigned to Mr. McHenry's objectives ranged from 5% to 60% for each objective. Based upon the level of attainment of Mr. McHenry's individual objectives, the Compensation Committee granted Mr. McHenry a performance bonus for 2001 of $213,750.

  Policy With Respect to $1 Million Deduction Limit

     Nucentrix's executive compensation strategy is to be cost and tax effective. Therefore, Nucentrix's policy is to avail itself of all proper deductions under the Internal Revenue Code, when practical, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of Nucentrix and its stockholders, but which may not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount Nucentrix may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. Although the total compensation of the executive officers did not exceed this deduction limitation in 2001, factors involved in Nucentrix's compensation program may impact on whether the deduction limitation is exceeded in the future.

     The 1999 Share Incentive Plan is designed to permit compensation associated with stock options and stock appreciation rights to be excluded from the deduction limitations, but various payments under the 1999 Share Incentive Plan may be included as compensation for purposes of calculating the deduction limitation, potentially impacting the deduction limitation. In particular, the 1999 Share Incentive Plan currently permits the Compensation Committee to grant stock appreciation rights and stock options with an exercise price less than the fair market value of common stock on the date of grant. Under current Internal Revenue Service regulations, income attributable to stock options and stock appreciation rights granted under the 1999 Share Incentive Plan with an exercise price less than the fair market value of the common stock on the date of grant will not qualify for an exemption from the $1 million annual limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code unless either the grant or the exercise of these stock options or stock appreciation rights are conditioned on performance-based criteria. To the extent the total non-exempt compensation paid, or deemed paid, by Nucentrix to such an officer for a year exceeds $1 million, such excess is not deductible by Nucentrix if the officer is employed by Nucentrix as of the end of that year.

     As Nucentrix moves forward in its efforts to create stockholder value in the years ahead, the Compensation Committee will continue to review, monitor and evaluate Nucentrix's program for executive compensation to assure that it is internally effective in support of Nucentrix's strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve Nucentrix's financial and strategic objectives, and appropriately rewards the creation of value on behalf of Nucentrix's stockholders.

Compensation Committee:

R. Ted Weschler, Chairman
Neil S. Subin

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of Messrs. Subin (Chairman), Gold and Scheiwe, each of whom is an "independent" director as defined by the National Association of Securities Dealers, Inc.'s current listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for Nucentrix's internal controls and financial reporting process. Nucentrix's independent accountants for 2001, KPMG LLP, were responsible for performing an independent audit of Nucentrix's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG LLP to review and discuss Nucentrix's December 31, 2001, consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the Audit Committee discussed with KPMG LLP that firm's independence. The Audit Committee also has discussed with management and the independent accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

     Based upon the Audit Committee's discussions with management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Nucentrix's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

Audit Committee:

Neil S. Subin, Chairman
Richard B. Gold
Steven D. Scheiwe

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended December 31, 2001, and for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for that year, were $233,560.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for information technology services rendered by KPMG LLP for the year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed for all other services, excluding the fees disclosed above relating to financial statement audit services and financial information systems design and implementation, rendered by KPMG

LLP for the year ended December 31, 2001, were $377,169. These other services consisted primarily of SEC matters, tax consulting, review of registration statements, and issuance of consents.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence.

INDEPENDENT AUDITORS

     Effective May 9, 2002, KPMG LLP resigned as our independent auditors. On May 9, 2002, we received a letter from KPMG LLP confirming that the client-auditor relationship between Nucentrix and KPMG LLP had ceased. Also on May 9, 2002, with the approval of the Audit Committee, we provided KPMG LLP a letter confirming receipt of KPMG LLP's letter and the termination of the auditor-client relationship. Prior to May 9, 2002, the Audit Committee had evaluated the relationship between Nucentrix and KPMG LLP, and management had engaged in discussions with several other accounting firms as a potential replacement as independent auditors. On May 15, 2002, management completed its discussions with other accounting firms and we engaged King Griffin & Adamson P.C., with the approval of the Audit Committee, as our independent auditors on that date. On May 17, 2002, we received a copy of a letter from KPMG LLP to the Securities and Exchange Commission confirming that there were no disagreements between us and KPMG LLP and stating that KPMG LLP had resigned on May 9, 2002.

     KPMG LLP audited the consolidated balance sheets of Nucentrix and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, the periods from January 1, 1999, to April 1, 1999 (the "Effective Date"), and from the Effective Date to December 31, 1999 (collectively referred to as the "Financial Statements"). KPMG LLP had been our independent auditors since 1994. KPMG LLP's auditors' reports on the Financial Statements for the years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were the auditors' reports qualified or modified as to uncertainty, audit scope or accounting principles, except that:

     (i) KPMG LLP's auditors' report dated April 4, 2002, except for note 17, which is as of April 18, 2002 contained separate paragraphs stating: "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(b) to the consolidated financial statements, the Company's recurring losses from operations and resulting dependence upon access to additional financing raise substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also discussed in note 1(b). The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty." and "As discussed in note 1(c) to the consolidated financial statements, upon consummation of a prenegotiated Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code on the Effective Date, the Company adopted Fresh Start Reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result of the application of Fresh Start Reporting, the consolidated financial statements of Nucentrix Broadband Networks, Inc. and subsidiaries for the period from the Effective Date to December 31, 1999 are presented on a different cost basis than those for periods prior to the Effective Date, and accordingly, are not directly comparable," and

     (ii) KPMG LLP's auditors' report dated February 23, 2001, contained a separate paragraph stating: "As discussed in note 1(b) to the consolidated financial statements, upon consummation of a prenegotiated Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code on the Effective Date, the Company adopted Fresh Start Reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result of the application of Fresh Start Reporting, the consolidated financial statements of Nucentrix Broadband Networks, Inc. and subsidiaries for the period from the Effective Date to December 31, 1999 are presented on a different cost basis than those for periods prior to the Effective Date, and accordingly, are not directly comparable."

     During the two most recent fiscal years of Nucentrix and its subsidiaries ended December 31, 2001, and the period from January 1, 2002, to May 9, 2002, there were no disagreements between us and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement.

     During the two most recent fiscal years of Nucentrix and its subsidiaries ended December 31, 2001, and the period from January 1, 2002, to May 15, 2002, neither Nucentrix nor anyone acting on our behalf consulted King Griffin & Adamson P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Nucentrix's consolidated financial statements.

     The Board of Directors expects that representatives of KPMG LLP and King Griffin & Adamson P.C. will be present at the Annual Meeting, will be given an opportunity to make a statement at such meeting if they desire to do so, and will be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     Under the terms of a Registration Rights Agreement dated April 1, 1999, among Nucentrix and other parties named in the agreement, Nucentrix filed with the SEC a registration statement registering the offer and sale by various selling stockholders of the common stock received by them under Nucentrix's plan of reorganization. This registration statement was declared effective on December 16, 1999. Nucentrix filed a post-effective amendment no. 1 to this registration statement, which was declared effective on February 14, 2001. Each of the stockholders identified in notes (2), (5) and (7) of the table under "Security Ownership of Principal Stockholders and Management" as holding shares of our common stock, including the investment advisory clients of Quaker Capital Management Corporation referred to in note (2) of this table, had all of their shares included in the registration statement. R. Ted Weschler, a director of Nucentrix, also had 161,878 shares included in the registration statement, and Neil S. Subin, also a director of Nucentrix, is affiliated with an entity that has 78,799 shares included in the registration statement. See notes (11) and
(12) to the table under "Security Ownership of Principal Stockholders and Management." Generally, all fees, costs and expenses of any registration under the registration rights agreement were and will be paid by Nucentrix. Nucentrix remains obligated to use its commercially reasonable best efforts to keep the registration statement continuously effective for up to three years from the original date of its effectiveness, subject to Nucentrix's right to suspend the use of the prospectus for designated corporate purposes specified in the registration rights agreement. Under the registration rights agreement, the selling stockholders will be indemnified by Nucentrix against certain civil liabilities, including liabilities under the Securities Act of 1933.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the total stockholder return of an investment in:

     - Nucentrix common stock,

     - The Nasdaq Stock Market US Index, and

     - The Nasdaq Stock Market Telecommunications (Telecom) Stock Index.

     The graph illustrates total stockholder return at December 31, 2001, of $100 invested at April 5, 1999 (the date Nucentrix common stock began trading on the over-the-counter market), for Nucentrix common stock, The Nasdaq US Index and The Nasdaq Telecom Index, and assumes reinvestment of all dividends.

                              (PERFORMANCE GRAPH)

              ----------------------------------------------------------------------------------------------
                                                                 4/5/99     12/31/99    12/31/00    12/31/01
              ----------------------------------------------------------------------------------------------
               Nucentrix Broadband Networks                      $100.00    $156.80      $72.00      $70.40
               Nasdaq US Index                                   $100.00    $160.55      $96.57      $76.63
               Nasdaq Telecom Index                              $100.00    $132.57      $60.53      $30.94

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Based upon information known to Nucentrix as of May 28, 2002, the following table sets forth the ownership of the shares of common stock issued and outstanding as of May 28, 2002, by:

     - each person or group that is the beneficial owner of more than 5% of our shares,

     - each director, nominee for director and Named Executive Officer of Nucentrix, and

     - all directors, nominees for director and executive officers of Nucentrix as a group.

     Unless otherwise indicated, to Nucentrix's knowledge, each person holds sole voting and investment power over the shares shown.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENTAGE
NAME OF OWNER                                                    OWNED        OF CLASS(1)
-------------                                                 ------------    -----------
Quaker Capital Management Corporation.......................   2,215,491(2)      21.3%
  401 Wood Street
  1300 Arrott Building
  Pittsburgh, Pennsylvania 15222-1824
CFSC Wayland Advisers, Inc..................................   2,001,194(3)      19.2%
  12700 Whitewater Drive
  Minnetonka, Minnesota 55343
Stephen Feinberg............................................   1,338,266(4)      12.9%
  450 Park Avenue, 28th Floor
  New York, New York 10002
Terrence D. Daniels.........................................   1,220,609(5)      11.7%
  230 East High Street
  Charlottesville, Virginia 22902
James B. Rubin..............................................     973,042(6)       9.4%
  10 New King Street
  White Plains, NY 10604
Georgica Advisors LLC
Richard Reiss, Jr. .........................................     651,832(7)       6.3%
  1114 Avenue of the Americas
  New York, New York 10036
Carroll D. McHenry..........................................     262,040(8)       2.5%
J. David Darnell............................................      16,000(9)
J. Curtis Henderson.........................................      61,676(10)        *
Frank H. Hosea..............................................      40,000(9)         *
Russell A. Wiseman..........................................      16,000(9)         *
Richard B. Gold.............................................         600(9)         *
Steven D. Scheiwe...........................................           0
Neil S. Subin...............................................      89,399(11)        *
R. Ted Weschler.............................................     101,608(12)        *
All directors, nominees and executive officers as a group
  (consisting of 9 people)..................................     587,323(13)      5.6%

---------------

  *  Less than 1%.

 (1) Based on 10,402,814 shares of common stock outstanding on May 28, 2002.

 (2) Based on information set forth in Schedule 13G/A (the "Quaker Schedule 13G") filed on February 14, 2002, by Quaker Capital Management Corporation ("Quaker Capital"). The Quaker Schedule 13G reflects that (A) Quaker Capital, in its capacity as investment advisor, may be deemed to beneficially own 2,172,769 shares of common stock that are owned by various investment advisory clients in accounts over which Quaker Capital has discretionary authority, (B) Quaker Capital and/or its principals and employees own 42,722 shares of common stock, (C) Quaker Capital has shared voting and dispositive power over 1,325,369 shares and sole voting and dispositive power over 847,400 shares owned by its clients and held in accounts over which it has discretionary authority, and (D) Quaker Capital and/or its principals and employees has sole voting and dispositive power over the 42,722 shares owned by Quaker Capital and/or its principals and employees.

 (3) Based on information in Schedule 13G filed February 7, 2002.

 (4) Based on information set forth on Form 4 filed on November 13, 2000, by Stephen Feinberg (the "Cerberus Form 4"). The Cerberus Form 4 reflects that
     (A) Cerberus Partners, L.P. is the holder of 314,100 shares of common stock, (B) Cerberus International, Ltd. is the holder of 622,200 shares of common stock, (C) Cerberus Institutional Partners, L.P. is the holder of 91,066 shares of common stock, (D) certain private investment funds hold, in the aggregate, 310,900 shares of common stock, and (E) Mr. Feinberg possesses sole power to vote and direct the disposition of all shares of common stock held by each of Cerberus, Cerberus International, Cerberus Institutional, and the Funds.

 (5) Based on information in Schedule 13G/A filed on February 14, 2002, by Terrence D. Daniels, Quad-C Management, Inc., Quad-C IV, L.C., and Quad-C Partners IV, L.P. (the "Quad -C Schedule 13G"). As reflected in the Quad-C
     Schedule 13G, these shares include (A) an aggregate of 1,177,197 shares held of record by Quad-C Partners IV, L.P. (764,248 shares), Quad-C Partners III, L.P. (410,078 shares) and Quad-C XI, L.C. (2,871), (B) 32,569 shares held directly by Terrence D. Daniels and (C) 10,843 shares held by the Terrence Daniels Trust. The Quad-C Schedule 13G reflects that (x) Quad-C Management is a party to management agreements with the sole general partners of each of Quad-C Partners IV and Quad-C Partners III and, as such, may be deemed to beneficially own the 1,174,326 shares of common stock held in the aggregate by these entities and (y) Quad-C IV, L.C., is the sole general partner of Quad-C Partners IV and, as such, may be deemed to beneficially own the 764,248 shares of common stock held directly by Quad-C Partners IV.

     The Quad-C Schedule 13G also reflects that Terrence D. Daniels (A) is the sole director and controlling stockholder of Quad-C Management and the sole manager and a controlling member of each of the general partners of Quad-C Partners III, Quad-C Partners IV and Quad C XI and, as such, may be deemed to beneficially own the 1,177,197 shares of common stock held in the aggregate by these entities, (B) is the direct beneficial owner of 32,569 shares of common stock, (C) may be deemed to beneficially own 10,843 shares of common stock through his interest in the Terrence Daniels Trust, and (D) has sole voting and dispositive power over all 1,220,609 of these shares of common stock.

 (6) Based on information in Schedule 13G filed February 22, 2001, filed by James B. Rubin, Resurgence Asset Management, LLC ("RAM"), Resurgence Asset Management International, LLC ("RAMI"), Re/Enterprise Asset Management, LLC ("REAM"), King Street Ltd., Resurgence Parallel Fund, LLC, M.D. Sass Associates, Inc. Employees Profit Sharing Plan, J.B. Rubin & Company Profit Sharing Plan ("JB Plan"), Resurgence Parallel Fund II, LLC, Resurgence Asset Management Employee Retirement Plan ("RAMERP") and Mid Ocean Capital (the "Resurgence Schedule 13G"). The Resurgence Schedule 13G reflects that, as Chief Investment Officer and/or trustee of the following entities, James
     M. Rubin may be deemed to beneficially own shares of Nucentrix common stock which the following entities own of record or over which they have sole or share with certain other entities voting and dispositive power: (A) RAM (391,418 shares), (B) RAMI (212,749 shares), (C) REAM (368,486 shares), (D)
     JB Plan (208 shares), and (E) RAMERP (181 shares). The Rubin Schedule 13G reports that each of RAM, RAMI and REAM have sole voting and dispositive power over the shares for which they report beneficial ownership (as reflected in the preceding sentence), but state that they exercise voting and dispositive power over such securities solely in their respective capacity as a general partner, special shareholder and/or sole investment adviser of other entities as identified in the Resurgence Schedule 13G and, as such, may be deemed to share voting and dispositive power with each of such entities.

 (7) Based on information in Schedule 13G filed June 15, 1999, filed by Georgica Advisors LLC and Richard Reiss (the "Georgica Schedule 13G"). According to the Georgica Schedule 13G, Mr. Reiss and Georgica Advisors have shared voting and dispositive power over an aggregate of 651,832 shares of common stock and Mr. Reiss is the managing member of Georgica Advisors.

 (8) Includes 260,040 shares of common stock issuable upon the exercise of options granted under the 1999 Share Incentive Plan, all of which currently are exercisable.

 (9) Consists solely of shares of common stock issuable upon the exercise of options granted under the 1999 Share Incentive Plan, all of which currently are exercisable.

(10) Includes 60,676 shares of common stock issuable upon the exercise of options granted under the 1999 Share Incentive Plan, all of which currently are exercisable.

(11) Consists of (A) 78,799 shares of common stock held by Condor Partners IV, L.L.C., (B) 10,000 shares held directly by Mr. Subin and (C) 600 shares of common stock issuable upon the exercise of options granted to Mr. Subin under the 1999 Share Incentive Plan, all of which currently are exercisable. As Managing Director of Trendex Capital Management, the investment advisor to Condor, Mr. Subin may be deemed to beneficially own the 78,799 shares held by Condor.

(12) Consists of (A) 99,008 shares held directly by Mr. Weschler and (B) 2,600 shares issuable upon the exercise of options granted to Mr. Weschler under the 1999 Share Incentive Plan, all of which currently are exercisable.

(13) Includes an aggregate of 396,516 shares of common stock issuable upon the exercise of options granted under the 1999 Share Incentive Plan, all of which currently are exercisable.

                                  PROPOSAL 2.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected King Griffin & Adamson P.C. as the independent auditors of Nucentrix for the current fiscal year. Nucentrix expects that representatives of King Griffin & Adamson P.C. will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     Stockholder ratification of the selection of King Griffin & Adamson P.C. as the auditors of Nucentrix is not required by Nucentrix's bylaws or otherwise. However, the Board of Directors is submitting the selection of King Griffin & Adamson P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that a change would be in the best interest of Nucentrix and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF NUCENTRIX VOTE FOR THE RATIFICATION OF THE SELECTION OF KING GRIFFIN & ADAMSON P.C. AS NUCENTRIX'S INDEPENDENT AUDITORS FOR 2002.

                                 OTHER BUSINESS

     Management knows of no other matters that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, as permitted by Rule 14a-4(c) of the Securities Exchange Act, the proxy holders will vote in accordance with their best judgment.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     To qualify for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting of stockholders, under Rule 14a-8 of the Securities Exchange Act a proposal intended by a stockholder for presentation at that meeting must be received by Nucentrix at its principal executive offices on or before January 30, 2003. Under rule 14a-4(c) of the Securities Exchange Act, the Board of Directors may exercise discretionary voting authority under proxies solicited by it on any matter properly presented by a stockholder at Nucentrix's 2003 Annual Meeting that the stockholder does not seek to have included in Nucentrix's proxy statement under Rule 14a-8 of the Securities Exchange Act if, except as described in the following sentence, the proxy statement discloses the nature of the matter and how the Board of Directors intends to exercise its discretion to vote on such matter, unless Nucentrix is notified of the proposal on or before April 16, 2003, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If Nucentrix first receives notice of such matter after April 16, 2003, the Board of Directors may exercise discretionary voting authority on any matter as permitted under Rule 14a-(c)(2), without including any discussion of the matter in the proxy statement for the 2003 meeting. If the 2003 Annual Meeting date is changed by more than 30 days from the date of the 2002 Annual Meeting, a stockholder may satisfy the delivery and notice requirements under Rules 14a-8 and 14a-4(c) by providing such delivery or notice within a reasonable time before Nucentrix begins to print and mail its proxy materials for the 2003 Annual Meeting. Nucentrix reserves the right to reject, rule out of order or take other appropriate action on any proposal that does not comply with the requirements described above and other applicable requirements.

                                    GENERAL

     Solicitation of proxies may be made by mail, personal interview, telephone, electronic mail or facsimile by officers, directors and regular employees of Nucentrix. Nucentrix also may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and Nucentrix will reimburse the forwarding expenses. Nucentrix will bear all costs of solicitation.

     Nucentrix's annual report to stockholders and Form 10-K for 2001 are being sent to stockholders with this proxy statement and do not form any part of the material for the solicitation of proxies.

A COPY OF NUCENTRIX'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC IS INCLUDED AS PART OF OUR ANNUAL REPORT TO STOCKHOLDERS WHICH ACCOMPANIED THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FORM 10-K WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO CORPORATE SECRETARY, AT THE OFFICES OF NUCENTRIX, 4120 INTERNATIONAL PARKWAY, SUITE 2000, CARROLLTON, TEXAS 75007.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                            By Order of the Board of Directors,

                                            J. CURTIS HENDERSON
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

May 30, 2002

PROXY                                                                      PROXY

                       NUCENTRIX BROADBAND NETWORKS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) Carroll D. McHenry and J. Curtis Henderson, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Nucentrix Broadband Networks, Inc. (the "Company"), to be held at the Hotel Inter-Continental, 15201 Dallas Parkway, Addison, Texas 75001, on Friday, June 28, 2002, at 9:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    IN ACCORDANCE WITH THEIR DISCRETION, SAID ATTORNEYS AND PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS OR PROPOSALS AND HEREON AT DUE TIME OF SOLICITATION OF THIS PROXY WHICH MAY PROPERLY COME BEFORE THE MEETING.

          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED ENVELOPE. THANK YOU.

                 (Continued and to be signed on reverse side.)

                       NUCENTRIX BROADBAND NETWORKS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS --                                  2.  Ratification of the      For    Against    Abstain
Nominee(s):                       For    Withhold    For All  appointment                  [ ]      [ ]        [ ]
01  Carroll D. McHenry,           All      All       Except   of King Griffin & Adamson
02  Richard B. Gold,              [ ]      [ ]         [ ]    P.C. as the independent
03  Steven D. Scheiwe,                                        auditors of the Company.
04  Neil S. Subin,
05  R. Ted Weschler
                                                              The undersigned hereby revokes any proxies heretofore
                                                              given to vote upon or act with respect to such shares
                                                              and hereby ratifies and confirms all that said
                                                              attorneys, proxies, the substitutes, or any of them
                                                              may lawfully do by virtue hereof.

------------------------------
(Except nominee(s) written                                    Dated: ------------------ , 2002
above)
                                                              Signature(s) ----------------------------------------
                                                              --------------------------------------------------
                                                              NOTE: Please sign exactly as your name appears hereon.
                                                              When shares are held by joint tenants, both should
                                                              sign. When signing as attorney, executor,
                                                              administrator, trustee, or corporation, please sign in
                                                              full corporate name by president or other authorized
                                                              person. If a partnership, please sign in partnership
                                                              name by authorized person.